EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404, No. 333-94945, No. 333-37823 and No. 333-37831 on Forms S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statements No. 333-85967, No. 333-57508, No. 333-104560, No. 333-104559, No. 333-119067, No. 333-119069, No. 333-121506, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-127969, No. 333-134908, No. 333-138336 and No. 333-142418 on Forms S-3 of our reports dated February 29, 2008, relating to the consolidated financial statements and consolidated financial statement schedules of Weingarten Realty Investors, and the effectiveness of Weingarten Realty Investors’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 2007.

/s/Deloitte & Touche LLP

Houston, Texas
February 29, 2008